UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 10, 2014, Idera Pharmaceuticals, Inc. (the “Company”) notified Pillar Pharmaceuticals I, L.P. (“Pillar”), the holder of all 1,124,260 shares of the Company’s authorized, issued and outstanding Series D convertible preferred stock (“Series D preferred stock”), of its intention to redeem the Series D preferred stock on February 10, 2014 in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “Certificate of Designations”). Following this notice, Pillar had the right to convert its Series D preferred stock into shares of the Company’s common stock at any time prior to the close of business on February 9, 2014. On February 6, 2014, Pillar converted such shares into 6,266,175 shares of the Company’s common stock in accordance with the terms of the Certificate of Designations. No shares of the Company’s Series D preferred stock remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: February 7, 2014	By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D. Phil. President and Chief Executive Officer